                                                                    Exhibit 99.1
                                 (RUBIO'S LOGO)

FOR IMMEDIATE RELEASE

CONTACT:
John Fuller, Chief Financial Officer
760-929-8226

                     RUBIO'S FRESH MEXICAN GRILL(SM) REPORTS
                           RECORD 2ND QUARTER EARNINGS

COMPANY ALSO POSTS 11TH STRAIGHT QUARTER OF POSITIVE COMPARABLE STORE SALES

CARLSBAD, CA - July 27, 2004 - Rubio's(R) Restaurants, Inc., the innovator of the affordable fast casual Fresh Mexican Grill segment, (NASDAQ: RUBO) today announced record financial results for the second quarter ended June 27, 2004.

SECOND QUARTER HIGHLIGHTS

- Net income for the second quarter, 2004 was $1,190,000, or $0.13 per diluted share, the highest reported quarterly earnings for a second quarter in the Company's history, as compared to a net loss of $3,147,000, or $0.35 per share, for the second quarter of 2003.

- Comparable store sales increased 5.7% for the quarter and reflected the best comparable store sales performance since the Company went public in 1999. This is also the 11th consecutive quarter of positive comparable store sales growth.

- Revenues for the second quarter, 2004 rose 11.3% to $35.0 million from $31.4 million for the second quarter, 2003. Second quarter 2004 revenues are the highest ever for any quarter in the Company's history.

- Three new locations opened in the second quarter of 2004, all in San Diego County.

YEAR-TO-DATE HIGHLIGHTS

- Net income for the first half of 2004 was $1,761,000, or $0.19 per diluted share, as compared to a net loss of $3,091,000, or $0.34 per share, for the first half of 2003.

-     Comparable store sales increased 4.9% for the first half of 2004.

- 2004 revenues year-to-date rose 10.7% to $68.5 million from $61.9 million for the comparable period in 2003.

- Five new locations opened in the first half of 2004, two in Los Angeles County and three in San Diego County.

Sheri Miksa, president and chief operating officer, said, "We are very pleased with the financial results we have accomplished in the second quarter and with our third quarter in a row of same quarter record E.P.S. These excellent results are a testament to our focus on superior restaurant operations, the roll out of our new Fresh & Affordable Menu(SM), and the dedicated people who work at Rubio's every day. Our focus on operational excellence and continuous improvement throughout our system is clearly confirmed by our strong results and momentum."

Ralph Rubio, chairman and chief executive officer, said, "The Company's performance is proving the strategy we embarked on over the last year is working. It is rewarding to see consistently positive and record-breaking same-store sales, and that our team drove the best-ever earnings for a second quarter in the Company's history."

                                 - - cont'd - -

CONFERENCE CALL

The Company will host a conference call on Wednesday, July 28, 2004 at 8:00 a.m.
- Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

ABOUT RUBIO'S(R) RESTAURANTS, INC.

Rubio's Fresh Mexican Grill(SM) (NASDAQ:RUBO) is the innovator of the affordable fast casual fresh Mexican grill segment. Fresh, flavorful, bold, distinctive Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. Rubio's(R) success was built on the "World Famous Fish Taco" and has grown to include a variety of craveable, grilled foods featuring lobster, Mahi-Mahi, shrimp, all white meat chicken, and lean carne asada (steak), slow-roasted carnitas (pork), fresh-made guacamole, and our famous salsas. The Fresh & Affordable Menu(SM) includes Street Tacos(SM), burritos, salads and bowls, tacos, quesadillas, low-fat, HealthMex(R) products with less than 20% of calories from fat, low-carb salads along with beer and Agave wine margaritas in most locations. Each restaurant design is reminiscent of Baja, Mexico's relaxed, warm and inviting atmosphere. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises 151 restaurants in California, Arizona, Oregon, Colorado, Utah and Nevada. More information can be found at http://www.rubios.com.

SAFE HARBOR STATEMENT

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance by the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors including, but not limited to, comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, and our ability to open additional or maintain existing restaurants in the coming periods and competition. These and other factors can be found in our filings with the SEC including, without limitation, in the "Risk Factors" section of our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

Rubio's is a registered trademark of Rubio's Restaurants, Inc.

                                      # # #

                            RUBIO'S RESTAURANTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                             For the Thirteen Weeks Ended    For the Twenty-Six Weeks Ended
                                             ----------------------------    ------------------------------
                                             June 27, 2004  June 29, 2003    June 27, 2004    June 29, 2003
                                             -------------  -------------    -------------    -------------
RESTAURANT SALES                             $      34,934  $      31,403    $      68,436    $      61,808
FRANCHISE AND LICENSING REVENUE                         59             46               93              107
                                             -------------  -------------    -------------    -------------
TOTAL REVENUE                                       34,993         31,449           68,529           61,915

COST OF SALES                                        9,622          9,518           18,774           18,499
RESTAURANT LABOR, OCCUPANCY AND OTHER               19,091         19,813           38,130           37,376
GENERAL AND ADMINISTRATIVE EXPENSES                  2,779          3,081            5,682            5,504
DEPRECIATION AND AMORTIZATION                        1,465          1,414            2,952            2,798
PRE-OPENING EXPENSES                                    21             41               74               86
ASSET IMPAIRMENT AND STORE CLOSURE EXPENSE              --          2,627              (10)           2,627
   (REVERSAL)
LOSS ON DISPOSAL/SALE OF PROPERTY                       75            207               78              173
                                             -------------  -------------    -------------    -------------

OPERATING INCOME (LOSS)                              1,940         (5,252)           2,849           (5,148)
OTHER INCOME (EXPENSE) - NET                            43              6               86               (4)
                                             -------------  -------------    -------------    -------------

INCOME (LOSS) BEFORE INCOME TAXES                    1,983         (5,246)           2,935           (5,152)
INCOME TAX (EXPENSE) BENEFIT                          (793)         2,099           (1,174)           2,061

                                             -------------  -------------    -------------    -------------
NET INCOME (LOSS)                            $       1,190  $      (3,147)   $       1,761    $      (3,091)
                                             =============  =============    =============    =============

NET INCOME (LOSS) PER SHARE:
      Basic                                  $        0.13  $       (0.35)   $        0.19    $       (0.34)
                                             =============  =============    =============    =============
      Diluted                                $        0.13  $       (0.35)   $        0.19    $       (0.34)
                                             =============  =============    =============    =============
SHARES USED IN CALCULATING NET
   INCOME (LOSS) PER SHARE:
      Basic                                          9,109          9,092            9,107            9,081
                                             =============  =============    =============    =============
      Diluted                                        9,296          9,092            9,231            9,081
                                             =============  =============    =============    =============

                                             Percentage of Total Revenue      Percentage of Total Revenue
                                             For the Thirteen Weeks Ended    For the Twenty-Six Weeks Ended
                                             ----------------------------    ------------------------------
                                             June 27, 2004  June 29, 2003    June 27, 2004    June 29, 2003
                                             -------------  -------------    -------------    -------------
TOTAL REVENUE                                        100.0%         100.0%           100.0%           100.0%

COST OF SALES                                         27.5%          30.3%            27.4%            29.9%
RESTAURANT LABOR, OCCUPANCY AND OTHER                 54.6%          63.0%            55.6%            60.4%
GENERAL AND ADMINISTRATIVE EXPENSES                    7.9%           9.8%             8.3%             8.9%
DEPRECIATION AND AMORTIZATION                          4.2%           4.5%             4.3%             4.5%
PRE-OPENING EXPENSES                                   0.1%           0.1%             0.1%             0.1%
ASSET IMPAIRMENT AND STORE CLOSURE EXPENSE
   (REVERSAL)                                          0.0%           8.4%             0.0%             4.2%
LOSS ON DISPOSAL/SALE OF PROPERTY                      0.2%           0.7%             0.1%             0.3%
                                             -------------  -------------    -------------    -------------

OPERATING INCOME (LOSS)                                5.5%         -16.8%             4.2%            -8.3%
OTHER INCOME (EXPENSE) - NET                           0.1%           0.0%             0.1%             0.0%
                                             -------------  -------------    -------------    -------------

INCOME (LOSS) BEFORE INCOME TAXES                      5.6%         -16.6%             4.3%            -8.3%
INCOME TAX (EXPENSE) BENEFIT                          -2.2%           6.8%            -1.7%             3.3%
                                             -------------  -------------    -------------    -------------
NET INCOME (LOSS)                                      3.4%         -10.0%             2.6%            -5.0%
                                             =============  =============    =============    =============

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                             June 27, 2004   December 28, 2003
                                             -------------   -----------------
CASH AND SHORT-TERM INVESTMENTS              $       9,658   $           7,580
OTHER CURRENT ASSETS                                 3,773               3,729
PROPERTY - NET                                      35,406              35,195
LONG-TERM INVESTMENTS                                2,219               2,247
OTHER ASSETS                                         2,690               3,863
                                             -------------   -----------------
TOTAL ASSETS                                 $      53,746   $          52,614
                                             =============   =================

CURRENT LIABILITIES                          $       9,846   $          10,504
OTHER LIABILITIES                                    3,436               3,395
STOCKHOLDERS' EQUITY                                40,464              38,715
                                             -------------   -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $      53,746   $          52,614
                                             =============   =================